1. Full settlement shall be deferred to January 31, 2000 subject to the immediate further partial payment to World CallNet, Inc. of US$1,000,000 in cleared funds by December 17, 1999 together with 166,667 KeyClub.net, Inc. shares.

2. A further partial payment of US$1,000,000 in cleared funds and 166,667 KeyClub.net, Inc. shares shall be provided to World CallNet, Inc. no later than December 23, 1999.

3. A further partial payment of US$1,000,000 in cleared funds and 166,667 KeyClub.net, Inc. shares shall be provided to World CallNet, Inc. no later than January 7, 2000.

4. The balance settlement of $US8,892,750 in cleared funds and 1,321,499 KeyClub.net, Inc. shares pursuant to our existing contract shall the be due on January 31, 2000.

5. World CallNet Inc. will grant MailTV Pty Ltd a further extension to allow for a settlement on February 29, 2000, should this be required, conditional upon receiving a further partial payment of $US2,000,000 in cleared funds and 333,333 KeyClub.net, Inc. shares being made to Word CallNet, Inc. by no later than January 31, 2000. Under such circumstances the balance of the settlement of US$6,892,750 in cleared funds and 988,166 KeyClub.net, Inc. shares will be due on February 29, 2000.

6. It is further agreed that subject to World CallNet, Inc. shareholder agreement to increase the authorised shares of the company that MailTV Pty Ltd have until April 15, 2000 or until 7 days after MailTV Pty Ltd being listed on the Australian Stock Exchange, whichever is the earlier, to subscribe to an additional 1,350,000 shares at US$1.75 per share up to its 50% entitlement in World CallNet, Inc.

7. It is further agreed that MailTV Pty Ltd. shall have a 45 day period in which to match an offer of funding from the date of notification that World CallNet, Inc. wishes to raise additional funds on the same terms of any funding offer received by the company.

8. Provided that all the conditions in this amendment are satisfied World CallNet, Inc. agrees to offer MailTV Pty Ltd first refusal for any further funding requirements for a 45 day period subject to at all times MailTV Pty Ltd having the right to participate on a 50% basis in any such raising. This clause shall take effect from January 31, 2000. In the event that MTVA is unable or unwilling to arrange such funding, all rights to match any future participation to maintain a 50% position within World CallNet, Inc. shall be automatically terminated.

9. Should any of the conditions in this amendment not be fully satisfied, MTVA's rights to participate in any future capital raising on a 50% basis for WOWW shall be automatically terminated.


For and on behalf of MailTV Pty Ltd


Peter Boonen
------------

For and on behalf of World CallNet, Inc.



Paul Goodman-Simpson
--------------------